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                                                                   Exhibit 10.11

                                SUPPLY AGREEMENT

This Agreement made and entered into this 24th day of August, 1999 by and among DAIICHI PHARMACEUTICAL CO., LTD, a company organised and existing under the laws of Japan having its registered office at 14-10 Nihonbashi 3-chome, Chuo-ku, Tokyo, Japan (hereinafter called DAICHI) and OMRIX BIOPHARMACEUTICALS SA., a company organised and existing under the laws of Belgium having its registered office at 140 Avenue Loise, B2, B-1050 Brussels, Belgium (hereinafter called OMRIX).

WHEREAS, OMRIX has developed a TWO COMPONENT FIBRIN GLUE for human use (hereinafter called PRODUCT), comprising a component "A" which comprises a cryoprecipitate of whole blood and a sufficient amount of Tranexamic Acid 4-(aminomethyl) cyclohexane carboxylic acid (hereinafter called COMPOUND) or its pharmaceutically acceptable salts and, a component "B" comprising a proteolytic enzyme being capable of cleaving specifically fibrinogen present in component "A" and causing the formation of fibrine polymer, and

WHEREAS, OMRIX has applied the patent of the PRODUCT on October 13th, 1994 for International Patent Classification A61L 25/00, C12N 5/00, International Publication Number WO 94/22503, and

WHEREAS, OMRIX wishes to stably purchase the compound manufactured by DAIICHI, which is necessary for manufacturing the PRODUCT, and

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WHEREAS, DAIICHI is willing to accept such wish and designate DAIICHI
PHARMACEUTICAL EUROPE GMBH, DAIICHI's wholly owned subsidiary, a company organised and existing under the laws of Germany having its registered office at Immermannstr 50-52, 40210 Dusseldorf, Germany (hereinafter called DPE) as a supplier of the COMPOUND and OMRIX is willing to accept such designation, and

WHEREAS, OMRIX intends to contract with OMRIX ISRAEL LTD., OMRIX's wholly owned subsidiary, a company organised and existing under the laws of Israel having its registered office at Bldg. 14 Kiryat Weizmann, Nes Ziona P.O. Box 619 Rehovot 76106, Israel (hereinafter called OIL), for the manufacturing the PRODUCT for OMRIX.

NOW, THEREFORE, in consideration of the undertakings of the parties herein contained, it is hereby agreed as follows:

ARTICLE 1: SUPPLY AND PURCHASE

1.1 DAIICHI hereby shall admit OIL as a contract manufacturer of the PRODUCT for OMRIX, and OMRIX shall make OIL observe the articles and the provisions of this Agreement. In case OMRIX shall designate any third party other than OIL as a contract manufacturer of the product, OMRIX shall inform DAIICHI through DPE of the name of that company in advance.

1.2 In accordance with the following terms and conditions, DAIICHI shall supply to OMRIX through DPE all OMRIX's requirements of the COMPOUND and OMRIX shall purchase the COMPOUND from DAIICHI through DPE for

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     manufacturing the PRODUCT by OIL and selling the PRODUCT. All COMPOUND supplied to OMRIX by DAIICHI through DPE hereunder shall be delivered to OIL directly. It is hereby understood that OMRIX shall neither export the COMPOUND to any third party nor use the COMPOUND for manufacturing other products except the PRODUCT without the prior written consent of DAIICHI through DPE, which consent shall not be unreasonably withheld.

1.3  Purchase Order

     OMRIX shall place firm orders to DAIICHI through DPE for OMRlX's requirements of the COMPOUND not later than ninety (90) days before the expected date of shipment. DAIICHI shall notify OMRIX through DPE of its receipt and DAIICHI shall inform OMRIX through DPE of the date of shipment in advance. In the event that DAIICHI through DPE notify OMRIX that DAIICHI cannot fulfil such orders, the parties hereto shall negotiate in good faith. All orders by OMRIX shall be made on a multiple of fifty (50) kilogram.

1.4  Estimate of Purchase

     OMRIX shall notify DAIICHI through DPE every year during the term of this Agreement, not later than ninety (90) days prior to the beginning of each calendar year, of OMRIX monthly purchase estimation of the COMPOUND for the next full calendar year.

ARTICLE 2: PRICE AND PAYMENT

DAIICHI and OMRIX shall negotiate the price and the payment term of the COMPOUND in separate of this Agreement

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ARTICLE 3: SPECIFICATIONS AND CLAIMS FOR DEFECTS

3.1 The COMPOUND supplied hereunder shall meet the specifications attached in Annex A. It is hereby understood that the COMPOUND shall meet the specifications of Tranexamic Acid monograph in European Pharmacopeia. Whenever the specifications of Tranexamic Acid monograph shall be changed, the specifications of the COMPOUND shall be changed accordingly.

3.2 DPE shall attach a certificate of analysis executed by DAIICHI to the respective documents for each shipment of the COMPOUND.

3.3 Promptly after OIL receives each shipment of the COMPOUND, OMRIX shall have OIL carry out the inspection and testing. The COMPOUND shall be considered to comply with the specifications, if OIL through OMRIX, does not notify DAIICHI through DPE of any objections within ninety (90) days after receipt of such Shipment.

3.4 In the event that OIL through OMRIX, notifies DAIICHI through DPE within ninety (90) days after receipt of shipment of the COMPOUND that such COMPOUND does not comply with the specifications and presents to DAIICHI through DPE an evidence for any defect, DAIICHI through DPE shall either replace the defective COMPOUND free of charge or credit the invoiced amount for such detective COMPOUND to OMRIX, and DAIICHI and DPE (hereinafter collectively called DAIICHI GROUP) shall not bear any other liability It is understood, however, that OIL, on behalf of OMRIX shall not return to DAIICHI through DPE any defective shipment of the COMPOUND without the prior consent of DAIICHI through DPE.

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ARTICLE 4: REPORT

4.1 OMRIX shall submit DAIICHI through DPE its quarterly reports on the use of the COMPOUND for the PRODUCT on monthly basis within thirty (30) days after the end of such calendar quarter.

4.2 OMRIX shall inform DAIICHI through DPE of its stock quantity of the COMPOUND on the last day of each quarter within thirty (30) days after the end of such calendar quarter.

ARTICLE 5: EXCHANGE OF INFORMATION

5.1 DAIICHI GROUP and OMRIX shall furnish each other on regular basis with information and data relating to the PRODUCT and/or the COMPOUND which either party considers useful to the other party, such as clinical application and sales promotion, to be obtained by either party during the terms hereof. Either DAIICHI GROUP or OMRIX has the right to use and to have used such information and data free of charge.

5.2 OMRIX shall provide DAIICHI through DPE with two packages of the PRODUCT and insert-sheet before its launch. Whenever any substantial changes in the PRODUCT and/or the insert sheet of the PRODUCT provided to DAIICHI shall be made, OMRIX shall inform DAIICHI through DPE of with two packages of the PRODUCT including insert-sheets as free of charge as soon as possible.

5.3 DAIICHI through DPE shall promptly provide to OMRIX, by the CIOMS form (COUNCIL FOR INTERNATIONAL ORGANIZATIONS OF MEDICAL SCIENCES), with necessary information and data relating to serious side effects and/or serious adverse events, associated with the use of the finished preparation

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     for human use containing the COMPOUND as the active ingredient, if reported to DAIICHI from any sources.

5.4 OMRIX shall promptly provide to DAIICHI through DPE. by the CIOMS form (COUNCIL FOR INTERNATIONAL ORGANIZATIONS OF MEDICAL SCIENCES), with necessary information and data relating to serious side effects and/or serious adverse events, associated with the use of the PRODUCT, if reported to OMRIX from any sources.

The terms "Serious" provided for in the paragraph 5.3 and 5.4 above have the following meaning:

          -    result in death

          -    life-threatening

          - inpatient hospitalisation or prolongation of existing hospitalisation

          -    result in persistent or significant disability/incapacity

          -    congenital anomaly/birth defect

          -    other medically important condition

5.5 Promptly after the execution of this agreement and from time to time during the term of this agreement, DAIICHI through DPE shall provide OMRIX with the current valid Certificate of Suitability of the COMPOUND.

ARTICLE 6.: SALES AND PROMOTION

6.1 OMRIX shall sell and promote the PRODUCT in its own responsibility and expenses.

6.2 OMRIX shall 'notify DAIICHI through DPE the names of the distributors in each country where the PRODUCT is marketed.

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6.3  OMRIX shall use its own trademark "QUIXIL" as the tradename of the PRODUCT in Israel and Mexico. OMRIX shall inform the tradename of the PRODUCT of each country to DAIICHI through DPE before its launch.

ARTICLE 7.: SECRECY

7.1 Each party (hereinafter called the RECEIVING PARTY) shall keep strictly secret and confidential the information and data received from the other party (hereinafter called the DISCLOSING PARTY) under this Agreement except:

     a) information and data which at the time of disclosure by the DISCLOSING PARTY are in the public domain

     b) information and data which after disclosure by the DISCLOSING PARTY enter the public domain through no improper conduct of the RECEIVING PARTY;

     c) information and data which prior disclosure by the DISCLOSING PARTY were already in the possession of the RECEIVING PARTY as evidenced by the RECEIVING PARTY'S written records;

     d) information and data which subsequent to disclosure hereunder are obtained by the RECEIVING PARTY from third parties, who are lawfully in possession of such information and data who do not require RECEIVING PARTY to refrain from disclosing such information and data to others.

7.2 The provisions of the paragraph 7.1 hereof shall not apply to the extent that it may be necessary to disclose, on the confidential basis, said information and data to OIL, the RECEIVING PARTY'S outside experts for the purpose of this Agreement.

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ARTICLE 8.: HOLD HARMLESS

OMRIX shall assume and hold DAIICHI GROUP harmless from any responsibility and liability for any damages, either direct or indirect, or consequential damages, sustained or alleged to have been sustained, by any person or persons in connection with the COMPOUND or PRODUCT, unless such damages are the result of DAIICHI GROUP'S negligence.

ARTICLE 9.: DURATION AND TERMINATION

9.1  This Agreement shall continue in full force and effect for a period of five
     (5) years from the date of execution of this Agreement and shall be automatically renewed for subsequent two (2) years period each unless not less than 6 months before the expiration of the term of this Agreement either party shall notify the other party of its desire to terminate this Agreement.

9.2 Upon any breach, default or other defect of performance by either party under this Agreement the other party may terminate this Agreement by ninety
     (90) days written notice. The said notice shall become effective at the end of the said ninety (90) day period unless the party in breach shall remedy such breach, default or other defect or performance during the said ninety day period.

ARTICLE 10.: FORCE MAJEURE

Neither party shall be responsible for a failure or a delay in performance of any of its obligations under this Agreement due to force majeure such as, but not limited to, governmental orders of restrictions, war, fire, flood, earthquake, embargo, accident, explosion, strike, lockout or other labour disputes or any other cause beyond the control

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of the parties concerned. The parties shall use due diligence to remove any such causes and to resume performance as soon as it is reasonably feasible.

ARTICLE 11.: APPLICABLE LAW

This Agreement and any additional agreement to be executed in connection therewith between the parties hereto shall be prepared in English language. This Agreement and the said additional agreement shall be governed by and construed in accordance with the laws of United Kingdom.

ARTICLE 12.: ARBITRATION

All disputes, controversies, or differences which may arise between the parties hereto, out of or in relation to or in connection with this Agreement, or for the breach thereof, shall be settled by arbitration. If the arbitration is initiated by DAIICHI, it shall be held in Brussels, Belgium in accordance with the rules of the International Chamber of Commerce. If the arbitration is initiated by OMRIX, it shall be held in Tokyo, Japan in accordance with the rules of the Japan Commercial Arbitration Association. The award shall be final and binding upon the parties hereto.

ARTICLE 13.: NOTICE

13.1 Any notice given by one party hereto to the other hereunder shall be made by registered air mail, provided, however, that as for an urgent matter facsimile or telex may be used, in which case the issuing party shall give the notice to the receiving party to confirm the contents promptly.

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13.2 The notice under the preceding paragraph, unless otherwise provided, shall be deemed to be effective upon its receipt by the receiving party. The said notice shall be given to the address of the receiving party first above written unless or until the address is changed by notice.

ARTICLE 14.: NON-WAIVER

No omission or delay of either party hereto in requiring due and punctual fulfilment by other party of the obligations of such other party hereunder shall be deemed to constitute a waiver by such party of its right to require such due and punctual fulfilment or of any of its remedies hereunder.

ARTICLE 15.: MISCELLANOUS

15.1 If one or more provisions of this Agreement shall to any extent be invalid or unenforceable under any applicable law, the remainder of this Agreement shall not be not be affected thereby and shall be valid and enforceable to the fullest extent permitted by applicable law. The parties shall cooperate in amending this Agreement in order to replace the invalid provision(s) by valid provision(s) having economic effects as close as possible to the invalid one(s).

15.2 The captions of Article in this Agreement are for convenience only, and this Agreement shall not be constructed or interpreted by reference to such captions.

15.3 This Agreement constitutes the entire Agreement between the parties hereto concerning the subject matter hereof and any representation, promise or condition not incorporated in this Agreement, shall not be binding upon either party.

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15.4 Independent Contractors. The relationship of the parties hereto is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint ventures of the others for any purpose as a result of this Agreement or the transactions contemplated thereby.

15.5 This Agreement shall not be assignable by either party to any third party hereto without the written consent of the parties hereto.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their duly authorised officers upon the date first above written in duplicate original, one (1) original to be retained by DAIICHI and OMRIX.

DAIICHI PHARMACEUTICAL CO., LTD.


/s/ Y. Konno
-------------------------------------
Date Aug 24, 1999


OMRIX BIOPHARMACEUTICALS SA


/s/ Robert Taub
-------------------------------------
Date Sept 02, 1999


Accepted & Attested by:

DAIICHI PHARMACEUTICAL EUROPE GMBH


/s/ Hideyuki Nakajima
-------------------------------------
Date Aug 26, 1999

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                                     ANNEX A

               SPECIFICATIONS AND TEST METHODS OF TRANEXAMIC ACID

TESTS                   LIMITS                            METHODS
-----                   ------                            -------
APPEARANCE              A white crystalline powder        Visual Inspection

IDENTIFICATION          Spectrum, confirms to reference   Ph-Eur<875>
                        spectrum

PH (5% W/W SOLUTION)    6.5-8.0                           Ph-Eur<875>

CLARITY AND COLOUR OF   Clear and colourless              JP X III
SOLUTION

RELATED SUBSTANCES      Max 1.0%                          Ph-Eur<875>

CIS-AMC                 Max 0.5%                          Ph-Eur<875>

BROMIDES                Max 670 ppm                       Ph-Eur<875>

HEAVY METALS            Max 20ppm                         Ph-Eur<875>

LOSS ON DRYING          Max 0.5% w/w                      Ph-Eur<875>

SULPHATED ASH           Max 0.1% w/w                      Ph-Eur<875>

ASSAY TRANEXAMIC ACID   99 0-101.0%                       Ph-Eur<875>

PYROGEN TEST            (--)                              JP X III